Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sharecare, Inc. of our report dated March 31, 2021, relating to the financial statements of Doc.AI Incorporated, appearing in the registration statement on Form S-4 (No. 333-253113) filed by Sharecare, Inc. on May 11, 2021 and appearing in the registration statement on Form S-1 filed by Sharecare, Inc. on September 3, 2021.

/s/ SingerLewak LLP

San Jose, California

September 3, 2021